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                                                                    EXHIBIT 23.2

           CONSENT OF INDEPENDENT PUBLIC ACCOUNTS


As independent public accountants, we hereby consent to the incorporation by reference in The Bank of New York Company, Inc.'s (BONY) registration statement on Form S-8 of our
report  dated   January  12,   1993  with   respect  to  the
consolidated financial statements of National Community Bank's, Inc. (NCB) included in BONY's 1993 Annual report, as amended by Amendment No. 1 on Form 10-K/A filed September 19, 1994. It should be noted that we have not audited any financial statements of NCB subsequent to December 31, 1992 or performed any audit procedures subsequent to the date of our report.



Arthur Andersen LLP

Roseland, New Jersey
December 13, 1994